Exhibit 99.1

Ameris Bancorp Announces 2015 Financial Results

MOULTRIE, Ga., Jan. 22, 2016 /PRNewswire/ -- AMERIS BANCORP (NASDAQ-GS: ABCB), (the "Company"), today reported operating net income of $53.3 million, or $1.66 per share, for the year ended December 31, 2015, compared with $41.2 million, or $1.57 per share, for 2014. Operating net income excludes $12.5 million and $2.8 million of after-tax acquisition-related costs and non-recurring credit charges in 2015 and 2014, respectively. Commenting on the Company's earnings, Edwin W. Hortman, Jr., President and Chief Executive Officer of the Company, said, "I am pleased with our improvement in 2015 compared with our 2014 results. We spent 2015 integrating the acquisitions completed in the second quarter of the year and preparing for consistent earnings in 2016. Our achievements in 2015 include organic loan growth of 13.5%, organic growth in non-interest bearing deposits of 26.1% and a 15.1% improvement in tangible book value. I am confident that the momentum we have in balance sheet growth and resulting revenue is what we need to meet our goals for this year."

Operating net income for the fourth quarter of 2015 was $15.3 million, or $0.47 per share, compared with $10.6 million, or $0.39 per share, for the same quarter of 2014. Operating results for the fourth quarter exclude acquisition costs totaling $1.8 million and $255,000, before tax, in the fourth quarter of 2015 and 2014, respectively. "Highlights for the fourth quarter include very strong loan production augmented by additional purchases of select mortgage pools and strong growth in non-interest bearing deposits. Seasonality in our mortgage operations resulted in lower profitability for the fourth quarter of 2015 than for the third quarter, by approximately $0.04 per share. Additionally, we had approximately $2.2 million of loss-share related expenses associated with three expiring agreements that we anticipate will decline to normal levels in the first quarter of 2016."

Including acquisition and conversion costs and non-recurring credit resolution expenses, the Company reported net income of $14.1 million, or $0.43 per share, for the fourth quarter of 2015, compared with $10.6 million, or $0.39 per share, for the same quarter of 2014. For the year, the Company's earnings totaled $40.8 million, or $1.27 per share, compared with $38.4 million, or $1.46 per share, for 2014.

Highlights of the Company's results for 2015 include the following:

  operating return on average assets of 1.11% and operating return on average tangible equity of 13.66%
  growth in total assets to $5.59 billion, an increase of 38.4% over 2014 organic growth in total assets of 10.1%, or $406.0 million organic growth in loans totaled $344.2 million, or 13.4%
  total growth in non-interest bearing demand deposits of $490.5 million, or 58.4%, to end the year at 27.3% of total deposits increase in total recurring revenue over 2014 of 22.8% to $261.0 million, with "recurring revenue" defined as net interest income plus non-interest income, but excluding gain on the sale of securities decline in annualized net charge-offs to 0.20% of total loans, compared with 0.31% for 2014 increase in tangible book value per share of 15.1% to $12.65, compared with $10.99 per share at December 31, 2014 increase in non-interest income of 35.8% to $85.2 million, compared with $62.7 million for 2014 increase in profitability from mortgage, SBA and warehouse lines of business of 79.3% to $15.2 million, compared with $8.5 million for 2014

Pending Acquisition
During the third quarter of 2015, the Company announced the execution of an agreement to acquire Jacksonville Bancorp, Inc., the parent company of The Jacksonville Bank. The Jacksonville Bank currently operates eight banking locations, all of which are located within the Jacksonville, Florida MSA. The acquisition will further expand the Company's existing Southeastern footprint in the attractive Jacksonville market, where the Company will be the largest community bank by deposit market share after the acquisition. Upon completion of the transaction, the combined company will have approximately $6.0 billion in assets, $4.2 billion in loans and $5.2 billion in deposits. The transaction is expected to close in the first quarter of 2016 and is subject to customary closing conditions, including receipt of the approval of the shareholders of Jacksonville Bancorp, Inc.

Increase in Net Interest Income
Net interest income on a tax-equivalent basis increased 17.5% in 2015 to $178.1 million, up from $151.5 million for 2014. Growth in earning assets from internal sources, as well as from acquisition activity, contributed to the increase. Average earning assets increased 30.8% in 2015 to $4.32 billion, compared with $3.30 billion for 2014. Although the Company's net interest income increased, its net interest margin was affected by historically low interest rates, as well as unusually high levels of lower yielding short-term assets acquired in the Company's recent bank and branch acquisitions, as well as the recent loan pool purchases. For the year ended December 31, 2015, the Company's net interest margin, including accretion, fell to 4.12%, compared with 4.59% for 2014.

The Company's net interest margin was 3.98% for the fourth quarter of 2015, compared with 4.07% for the third quarter of the year. The Company's margin in the fourth quarter was affected by seasonal inflows of municipal deposits and short-term funds from commercial enterprises, which increased the percentage of short-term assets to earning assets to 6.02% for the quarter from 4.36% for the third quarter of 2015. Management of the Company estimates the negative impact of these short-term inflows to its net interest margin to be approximately 0.07%.

Accretion income for the fourth quarter decreased slightly to $2.9 million, compared with $3.0 million for the third quarter of 2015, and was significantly less than the $4.3 million reported for the fourth quarter of 2014. Excluding the effect of accretion, the Company's margin for the fourth quarter of 2015 was 3.74%, compared with 3.81% for the third quarter of 2015 and 4.17% for the fourth quarter of 2014.

Interest income on loans on a tax-equivalent basis increased substantially during 2015 to $170.0 million, compared with $149.1 million for 2014. Much of the growth in loan revenues occurred late in the year, such that the increase should provide greater loan revenues for subsequent periods. During the quarter ended December 31, 2015, interest income on loans increased to $46.9 million, compared with $45.4 million for the third quarter of 2015 and $40.6 million for the fourth quarter of 2014. Loan yields (including loans held for sale but excluding accretion income) were 4.68% in the fourth quarter of 2015, compared with 4.73% in the third quarter of 2015 and 5.05% in the fourth quarter of 2014. The majority of the decline in loan yields resulted from growth in the Company's investment in whole loan mortgage pools, which increased to 11.9% of total loans during the quarter, with yields slightly below 3.00%.

Yields on earning assets in 2015 were 4.47%, compared with 5.03% in 2014. The decline in earning asset yields relates principally to the short-term investment strategy associated with the Company's recent acquisitions. Yields on the invested funds in purchased mortgage pools were 3.21% during 2015. Current yields on all other loans (including purchased non-covered and covered loans) were 5.31% during 2015, compared with 5.63% in 2014. Higher yielding covered loans as a percentage of total loans has declined from 9.6% at the end of 2014 to only 3.5% at December 31, 2015. Additionally, a portion of the growth in the Company's legacy portfolio has been in both municipal loans and adjustable-rate mortgages that have a significantly better risk profile but produce lower yields than consolidated levels typically earned by the Company in recent years. Yields on loans, excluding accretion, declined during 2015 to 4.90%, compared with 5.11% for 2014. For the fourth quarter, loan yields, excluding accretion, increased nine basis points to 4.92%, compared with 4.83% for the third quarter of 2015.

Total interest expense for 2015 was $14.9 million, compared with $14.7 million for 2014. Deposit costs were stable for most of 2015, ending the year at 0.23%, compared with 0.30% for 2014. Deposit costs increased slightly in the fourth quarter of 2015 to 0.23% , compared with 0.22% for the third quarter of 2015. Continued improvement in the Company's mix of deposits, primarily toward non-interest bearing deposits, has allowed for more aggressive retention efforts on MMDA and CDs without negatively impacting overall deposit costs. Non-interest bearing deposits were 29.2% of the total average deposits for 2015, compared with 23.5% for 2014. The Company does not expect deposit costs or overall funding costs to change materially in the coming quarters despite tightening liquidity and strengthening forecasts for asset growth.

Non-Interest Income
Excluding gains on investment securities, non-interest income increased 35.8% in 2015 to $85.2 million, compared with $62.7 million for 2014. Growth rates were notably strong for each source of non-interest income. Retail mortgage revenues increased 42.9% during 2015, from $30.3 million for 2014 to $43.3 million for 2015, as the Company's mortgage division reached a mature stage with highly seasoned and experienced mortgage bankers producing strong results from referral sources. Net income for the Company's retail mortgage division grew 88.4% during 2015 to $9.3 million. Revenues from the Company's warehouse lending division increased 106.0% during the year, from $2.7 million for 2014 to $5.5 million for 2015, and net income for the division increased 141.6%, from $1.3 million for 2014 to $3.1 million for 2015.

Revenues and profitability slowed for both mortgage and warehouse lending in the fourth quarter, which is traditionally a slow time of the year. Results were also negatively impacted by the implementation of new mortgage loan disclosure and delivery requirements, which became effective on October 3, 2015. Management does not anticipate that the new requirements will adversely impact future quarters, and management further believes that revenues and profitability from mortgage operations will continue to grow steadily during 2016.

Revenues from the Company's SBA division continued to increase during 2015, rising from $7.0 million for 2014 to $8.3 million for 2015. Net income for the division increased 24.7%, from $2.3 million for 2014 to $2.8 million for 2015.

Service charges on deposit accounts increased by $9.9 million to $34.5 million during 2015, an increase of 40.0% compared with 2014. Service charge increases associated with the Company's acquisitions during 2015 totaled $5.1 million, or approximately $9.2 million on an annualized basis.

Non-Interest Expense
Total operating expenses, excluding credit charges and acquisition costs, increased $40.0 million during 2015 to $173.4 million. The majority of the increase in operating expenses was associated with the operating expenses of the bank and branches acquired by the Company during 2015, which totaled $23.2 million, and an increase in operating expenses resulting from added lines of business, which totaled $7.2 million.

Excluding acquisition costs, operating expenses increased $3.3 million in the fourth quarter of 2015 compared with the third quarter of 2015. Compensation costs increased $1.0 million during the fourth quarter as a result of increased incentive accruals.

Credit-related costs increased in the fourth quarter of 2015 to $2.2 million, compared with $1.1 million for the third quarter of 2015. During the quarter, three of the Company's remaining commercial loss-share agreements with the FDIC expired, causing the Company to dispose of any related OREO that remained prior to expiration. These costs accounted for approximately $800,000 of the additional credit costs incurred during the fourth quarter and are not considered recurring.

Other costs associated with expiring loss-share agreements relate primarily to the amortization of the indemnification asset. Total costs incurred during the fourth quarter of 2015 and during the year-to-date period totaled $1.7 million and $4.8 million, respectively. Scheduled amortization of the remaining indemnification asset is approximately $775,000 for the first quarter of 2016 and $1.6 million for all of 2016.

Balance Sheet Trends
Total assets increased $1.55 billion during 2015, ending the year at $5.59 billion, compared with $4.04 billion at December 31, 2014. The growth in total assets was driven by the acquisitions of Merchants and Southern Bank and 18 additional retail branches during the second quarter of 2015.

Total loans, excluding loans held for sale, purchased non-covered loan pools and covered loans, were $3.18 billion at the end of 2015, compared with $2.56 billion at the end of 2014. Loans held for sale increased 17.3% to $111.2 million, the result of higher production levels in the Company's mortgage and SBA divisions. Purchased non-covered loan pools were $593.0 million at December 31, 2015. Covered loans declined $133.8 million, or 49.3%, during 2015 to end the year at $137.5 million. At the end of 2015, covered loans represent only 3.5% of total loans, compared with 9.6% at the end of 2014.

Investment securities at the end of 2015 were $792.5 million, or 15.6% of earning assets, compared with $552.1 million, or 15.5% of earning assets, at December 31, 2014.

Deposits increased $1.45 billion during 2015 to finish the year at $4.88 billion. At December 31, 2015, non-interest bearing deposit accounts were $1.33 billion, or 27.3% of total deposits, compared with $839.4 million and 24.5%, respectively, at December 31, 2014. Non-rate sensitive deposits (including NIB, NOW and savings) totaled $2.71 billion at December 31, 2015, compared with $1.82 billion at the end of 2014. These funds represented 55.6% of the Company's total deposits at the end of 2015, compared with 53.2% at the end of 2014.

Stockholders' equity at December 31, 2015 totaled $514.8 million, an increase of $148.7 million, or 40.6%, from December 31, 2014. The increase in stockholders' equity was the result of the Company's issuance of $114.9 million of common shares in the first quarter of 2015 and earnings of $40.8 million during 2015. Tangible book value per share ended 2015 at $12.65 per share, up 15.1% from $10.99 per share at the end of 2014.

Conference Call
The Company will host a teleconference at 10:00 a.m. Eastern time today (January 22, 2016) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190, or 1-412-902-6630 for international participants and 1-855-669-9657 for Canada. The conference ID name is Ameris Bancorp. A replay of the call will be available one hour after the end of the conference call until February 5, 2016. To listen to the replay, dial 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canada. The conference replay access code is 10078442. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 101 locations in Georgia, Alabama, northern Florida and South Carolina, with eight of those locations announced to be consolidated within the coming months.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission, including the Company's 2014 Annual Report on Form 10-K, for a summary of certain factors that may impact the Company's results of operations and financial condition.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2015	2015	2015	2015	2014	2015	2014

EARNINGS

Net Income Available to Common Shareholders	$ 14,148	$ 15,627	$ 1,308	$ 9,764	$ 10,580	$ 40,847	$ 38,437

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$ 0.44	$ 0.49	$ 0.04	$ 0.32	$ 0.40	$ 1.29	$ 1.48
Diluted	$ 0.43	$ 0.48	$ 0.04	$ 0.32	$ 0.39	$ 1.27	$ 1.46
Cash Dividends per share	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.20	$ 0.15
Book value per share (period end)	$ 15.98	$ 15.60	$ 15.12	$ 15.22	$ 13.67	$ 15.98	$ 13.67
Tangible book value per share (period end)	$ 12.65	$ 12.31	$ 11.81	$ 13.01	$ 10.99	$ 12.65	$ 10.99
Weighted average number of shares:
Basic	32,199,632	32,195,435	32,184,355	30,442,998	26,771,636	31,761,624	25,974,084
Diluted	32,594,929	32,553,167	32,520,453	30,796,148	27,090,293	32,126,667	26,259,030
Period-end number of shares	32,211,385	32,196,117	32,195,089	32,182,143	26,773,863	32,211,385	26,773,863
Market data:
High closing price	$ 34.90	$ 28.75	$ 26.87	$ 26.55	$ 26.48	$ 34.90	$ 26.48
Low closing price	$ 27.65	$ 24.97	$ 24.73	$ 22.75	$ 21.95	$ 22.75	$ 19.73
Period end closing price	$ 33.99	$ 28.75	$ 25.29	$ 26.39	$ 25.64	$ 33.99	$ 25.64
Average daily volume	301,775	174,900	107,413	105,152	111,473	173,391	93,229

PERFORMANCE RATIOS
Return on average assets	1.03%	1.19%	0.12%	0.97%	1.05%	0.85%	1.08%
Return on average common equity	10.94%	12.53%	1.07%	8.76%	11.57%	8.37%	12.40%
Earning asset yield (TE)	4.30%	4.39%	4.49%	4.79%	5.08%	4.47%	5.03%
Total cost of funds	0.32%	0.32%	0.36%	0.40%	0.43%	0.34%	0.43%
Net interest margin (TE)	3.98%	4.07%	4.14%	4.39%	4.64%	4.12%	4.59%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	29.56%	32.33%	31.51%	29.06%	26.50%	30.68%	27.37%
Efficiency ratio	74.66%	66.87%	92.74%	72.38%	72.75%	76.25%	70.92%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	9.21%	9.63%	9.35%	11.79%	9.07%	9.21%	9.07%
Tangible common equity to tangible assets	7.44%	7.76%	7.46%	10.26%	7.42%	7.44%	7.42%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.44%	7.76%	7.46%	10.26%	7.42%	7.44%	7.42%
Effect of goodwill and other intangibles	1.77%	1.87%	1.89%	1.54%	1.65%	1.77%	1.65%
Equity to assets (GAAP)	9.21%	9.63%	9.35%	11.79%	9.07%	9.21%	9.07%

OTHER PERIOD-END DATA
Banking Division FTE	1,075	1,110	1,122	852	853	1,075	853
Mortgage Division FTE	229	218	191	170	174	229	174
Total Ameris Bancorp FTE Headcount	1,304	1,328	1,313	1,022	1,027	1,304	1,027

Assets per Banking Division FTE	$ 5,199	$ 4,699	$ 4,640	$ 4,874	$ 4,733	$ 5,199	$ 4,733
Branch locations	101	103	103	73	73	101	73
Deposits per branch location	$ 48,310	$ 43,986	$ 43,801	$ 47,674	$ 47,002	$ 48,310	$ 47,002

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2015	2015	2015	2015	2014	2015	2014

INCOME STATEMENT

Interest income
Interest and fees on loans	$ 47,336	$ 45,775	$ 39,838	$ 38,618	$ 41,235	$ 171,567	$ 150,611
Interest on taxable securities	4,540	4,694	3,747	3,153	3,114	16,134	12,086
Interest on nontaxable securities	458	480	462	469	483	1,869	1,626
Interest on deposits in other banks	262	227	177	124	66	790	236
Interest on federal funds sold	5	19	5	4	2	33	7
Total interest income	52,601	51,195	44,229	42,368	44,900	190,393	164,566

Interest expense
Interest on deposits	$ 2,687	$ 2,521	$ 2,264	$ 2,280	$ 2,560	$ 9,752	$ 9,488
Interest on other borrowings	1,296	1,275	1,277	1,256	1,334	5,104	5,192
Total interest expense	3,983	3,796	3,541	3,536	3,894	14,856	14,680

Net interest income	48,618	47,399	40,688	38,832	41,006	175,537	149,886

Provision for loan losses	553	986	2,656	1,069	888	5,264	5,648

Net interest income after provision for loan losses	$ 48,065	$ 46,413	$ 38,032	$ 37,763	$ 40,118	$ 170,273	$ 144,238

Noninterest income
Service charges on deposit accounts	$ 10,119	$ 10,766	$ 7,151	$ 6,429	$ 6,522	$ 34,465	$ 24,614
Mortgage banking activity	8,586	10,404	9,727	8,083	6,476	36,800	25,986
Other service charges, commissions and fees	1,112	1,145	829	668	643	3,754	2,647
Gain(loss) on sale of securities	-	115	10	12	-	137	138
Other non-interest income	2,590	2,548	2,909	2,383	2,721	10,430	9,451
Total noninterest income	22,407	24,978	20,626	17,575	16,362	85,586	62,836

Noninterest expense
Salaries and employee benefits	25,972	24,934	22,465	20,632	19,316	94,003	73,878
Occupancy and equipment expenses	5,917	5,915	4,809	4,554	4,717	21,195	17,521
Data processing and telecommunications expenses	6,046	5,329	4,214	4,260	4,229	19,849	15,551
Credit resolution related expenses (1)	2,223	1,083	11,240	3,161	5,290	17,707	13,506
Advertising and marketing expenses	1,171	667	833	641	847	3,312	2,869
Amortization of intangible assets	1,160	1,321	630	630	662	3,741	2,330
Merger and conversion charges	1,807	446	5,712	15	67	7,980	3,940
Other non-interest expenses	8,732	8,701	6,961	6,934	6,605	31,328	21,274
Total noninterest expense	53,028	48,396	56,864	40,827	41,733	199,115	150,869

Income before income taxes	$ 17,444	$ 22,995	$ 1,794	$ 14,511	$ 14,747	$ 56,744	$ 56,205

Income tax expense	3,296	7,368	486	4,747	4,167	15,897	17,482

Net income	$ 14,148	$ 15,627	$ 1,308	$ 9,764	$ 10,580	$ 40,847	$ 38,723

Preferred stock dividends	-	-	-	-	-	-	286

Net income available to common shareholders	$ 14,148	$ 15,627	$ 1,308	$ 9,764	$ 10,580	$ 40,847	$ 38,437

Diluted earnings available to common shareholders	0.43	0.48	0.04	0.32	0.39	1.27	1.46

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.
	2015	2015	2015	2015	2014

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$ 118,518	$ 114,396	$ 115,413	$ 80,142	$ 78,036
Federal funds sold and interest bearing balances	272,045	120,925	239,804	126,157	92,323
Investment securities available for sale, at fair value	783,185	811,385	862,154	610,330	541,805
Other investments	9,323	9,322	9,322	8,636	10,275
Mortgage loans held for sale	111,182	111,807	108,829	73,796	94,759

Loans, net of unearned income	2,406,877	2,290,649	2,171,600	1,999,420	1,889,881
Purchased, non-covered loans (excluding loan pools)	771,554	767,494	808,313	643,092	674,239
Purchased, non-covered loan pools	592,963	410,072	268,984	-	-
Covered loans	137,529	191,021	209,598	245,745	271,279
Less allowance for loan losses	(21,062)	(22,471)	(21,658)	(21,852)	(21,157)
Loans, net	3,887,861	3,636,765	3,436,837	2,866,405	2,814,242

Other real estate owned	16,147	20,730	22,567	32,339	33,160
Purchased, non-covered other real estate owned	14,333	11,538	13,112	13,818	15,585
Covered other real estate owned	5,011	12,203	12,626	16,089	19,907
Total other real estate owned	35,491	44,471	48,305	62,246	68,652

Premises and equipment, net	121,639	124,756	124,916	98,292	97,251
Goodwill	90,082	87,701	87,367	63,547	63,547
Other intangibles, net	17,058	18,218	19,189	7,591	8,221
FDIC loss sharing receivable	6,301	4,506	14,957	23,312	31,351
Cash value of bank owned life insurance	64,251	59,894	59,552	59,212	58,867
Other assets	72,004	72,154	79,089	73,238	77,748
Total assets	$ 5,588,940	$ 5,216,300	$ 5,205,734	$ 4,152,904	$ 4,037,077

Liabilities
Deposits:
Noninterest-bearing	$ 1,329,857	$ 1,275,800	$ 1,280,174	$ 967,015	$ 839,377
Interest-bearing	3,549,433	3,254,723	3,231,373	2,513,216	2,591,772
Total deposits	4,879,290	4,530,523	4,511,547	3,480,231	3,431,149
Federal funds purchased & securities sold under
agreements to repurchase	63,585	51,506	75,066	55,520	73,310
Other borrowings	39,000	39,000	39,000	43,851	78,881
Other liabilities	22,432	23,371	24,026	17,952	22,384
Subordinated deferrable interest debentures	69,874	69,600	69,325	65,567	65,325
Total liabilities	5,074,181	4,714,000	4,718,964	3,663,121	3,671,049

Stockholders' equity
Preferred stock	$ -	$ -	$ -	$ -	$ -
Common stock	33,625	33,610	33,609	33,593	28,159
Capital surplus	337,349	336,599	336,212	335,578	225,015
Retained earnings	152,820	140,282	126,265	126,566	118,412
Accumulated other comprehensive income/(loss)	3,353	4,197	3,072	6,353	6,098
Less treasury stock	(12,388)	(12,388)	(12,388)	(12,307)	(11,656)
Total stockholders' equity	514,759	502,300	486,770	489,783	366,028
Total liabilities and stockholders' equity	$ 5,588,940	$ 5,216,300	$ 5,205,734	$ 4,152,904	$ 4,037,077

Other Data
Earning Assets	5,075,335	4,703,353	4,669,282	3,698,540	3,564,286
Intangible Assets	107,140	105,919	106,556	71,138	71,768
Interest Bearing Liabilities	3,721,892	3,414,829	3,414,764	2,678,154	2,809,288
Average Assets	5,427,367	5,213,275	4,464,558	4,079,750	4,011,128
Average Common Stockholders' Equity	513,098	494,957	491,967	452,132	362,659

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2015	2015	2015	2015	2014	2015	2014

ASSET QUALITY INFORMATION(1)

Allowance for loan losses
Balance at beginning of period	$ 22,471	$ 21,658	$ 21,852	$ 21,157	$ 22,212	$ 21,157	$ 22,377

Provision for loan loss (2)	800	1,050	1,800	1,100	650	4,750	4,721

Charge-offs	2,398	719	2,452	855	2,071	6,424	7,625
Recoveries	189	482	458	450	366	1,579	1,684
Net charge-offs (recoveries)	2,209	237	1,994	405	1,705	4,845	5,941

Ending balance	$ 21,062	$ 22,471	$ 21,658	$ 21,852	$ 21,157	$ 21,062	$ 21,157

As a percentage of loans	0.88%	0.98%	1.00%	1.09%	1.12%	0.88%	1.12%
As a percentage of nonperforming loans	124.92%	109.31%	104.43%	104.85%	97.37%	124.92%	97.37%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$ 501	$ 135	$ 410	$ 392	$ 468	$ 1,438	$ 1,567
Real estate - residential	621	234	464	268	368	1,587	1,707
Real estate - commercial & farmland	1,009	184	1,162	12	1,033	2,367	3,288
Real estate - construction & development	157	105	263	97	74	622	592
Consumer installment	110	61	153	86	128	410	471
Total charge-offs	2,398	719	2,452	855	2,071	6,424	7,625

Recoveries
Commercial, financial & agricultural	134	117	115	285	91	651	321
Real estate - residential	13	54	27	57	71	151	254
Real estate - commercial & farmland	13	272	17	15	91	317	274
Real estate - construction & development	9	6	277	31	49	323	349
Consumer installment	20	33	22	62	64	137	486
Total recoveries	189	482	458	450	366	1,579	1,684

Net charge-offs (recoveries)	$ 2,209	$ 237	$ 1,994	$ 405	$ 1,705	$ 4,845	$ 5,941

Non-accrual loans (excluding purchased non-covered
and covered loans)	16,860	20,558	20,740	20,841	21,728	16,860	21,728
Non-accrual purchased non-covered loans	13,330	11,374	17,444	17,308	18,249	13,330	18,249
Foreclosed assets (excluding purchased assets)	16,147	20,730	22,567	32,339	33,160	16,147	33,160
Purchased, non-covered other real estate owned	14,333	11,538	13,112	13,818	15,585	14,333	14,359
Accruing loans delinquent 90 days or more	-	-	-	-	1	-	1
Total non-performing assets, excluding covered assets	60,670	64,200	73,863	84,306	88,723	60,670	87,497

Non-performing assets as a percent of total assets	1.09%	1.23%	1.42%	2.03%	2.20%	1.09%	2.17%
Net charge offs as a percent of loans (Annualized)	0.36%	0.04%	0.37%	0.08%	0.36%	0.20%	0.31%

(1) Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2) During 2014 and 2015, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company's Consolidated Statement of Operations.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Dec.	Sept.	Jun.	Mar.	Dec.
Loans by Type	2015	2015	2015	2015	2014
Commercial, financial & agricultural	$ 449,623	$ 427,747	$ 373,202	$ 334,917	$ 319,654
Real estate - construction & development	244,693	220,798	205,019	178,568	161,507
Real estate - commercial & farmland	1,104,991	1,067,828	1,010,195	947,274	907,524
Real estate - residential	570,430	532,285	537,201	496,043	456,106
Consumer installment	31,125	31,299	30,080	29,113	30,782
Other	6,015	10,692	15,903	13,505	14,308
Total Legacy (excluding purchased
non-covered and covered)	$ 2,406,877	$ 2,290,649	$ 2,171,600	$ 1,999,420	$ 1,889,881

Commercial, financial & agricultural	$ 45,462	$ 42,350	$ 45,337	$ 36,258	$ 38,041
Real estate - construction & development	72,080	71,109	75,302	53,668	58,362
Real estate - commercial & farmland	390,755	385,032	404,588	291,760	306,706
Real estate - residential	258,153	263,312	276,798	257,216	266,342
Consumer installment	5,104	5,691	6,288	4,190	4,788
Total Purchased non-covered (net of discounts)	$ 771,554	$ 767,494	$ 808,313	$ 643,092	$ 674,239

Commercial, financial & agricultural	$ -	$ -	$ -	$ -	$ -
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	592,963	410,072	268,984	-	-
Consumer installment	-	-	-	-	-
Total Purchased non-covered loan pools	$ 592,963	$ 410,072	$ 268,984	$ -	$ -

Commercial, financial & agricultural	$ 5,546	$ 13,349	$ 17,666	$ 20,905	$ 21,467
Real estate - construction & development	7,612	14,266	15,002	19,519	23,447
Real estate - commercial & farmland	71,226	103,399	111,772	130,290	147,627
Real estate - residential	53,038	59,835	64,982	74,847	78,520
Consumer installment	107	172	176	184	218
Total Covered (net of discounts)	$ 137,529	$ 191,021	$ 209,598	$ 245,745	$ 271,279

Total Loan Portfolio:
Commercial, financial & agricultural	$ 500,631	$ 483,446	$ 436,205	$ 392,080	$ 379,162
Real estate - construction & development	324,385	306,173	295,323	251,755	243,316
Real estate - commercial & farmland	1,566,972	1,556,259	1,526,555	1,369,324	1,361,857
Real estate - residential	1,474,584	1,265,504	1,147,965	828,106	800,968
Consumer installment	36,336	37,162	36,544	33,487	35,788
Other	6,015	10,692	15,903	13,505	14,308
Total Loans	$ 3,908,923	$ 3,659,236	$ 3,458,495	$ 2,888,257	$ 2,835,399

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$ 240	$ 238	$ 278	$ 277	$ 290
Real estate - construction & development	792	838	821	789	679
Real estate - commercial & farmland	5,766	5,719	6,617	7,309	6,477
Real estate - residential	7,574	5,209	4,702	4,513	5,258
Consumer installment	46	71	49	47	55
Total Accruing TDRs	$ 14,418	$ 12,075	$ 12,467	$ 12,935	$ 12,759

Non-accruing loan types:
Commercial, financial & agricultural	$ 110	$ 68	$ 29	$ 17	$ 13
Real estate - construction & development	63	30	57	90	228
Real estate - commercial & farmland	596	942	598	64	724
Real estate - residential	1,123	759	783	736	1,485
Consumer installment	94	64	82	90	73
Total Non-accrual TDRs	$ 1,986	$ 1,863	$ 1,549	$ 997	$ 2,523

Total Troubled Debt Restructurings	$ 16,404	$ 13,938	$ 14,016	$ 13,932	$ 15,282

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$ 250,609	$ 231,281	$ 181,933	$ 157,462	$ 128,577
Grade 15 - Good credit	227,730	234,185	243,070	205,929	217,804
Grade 20 - Satisfactory credit	1,224,320	1,148,024	1,104,747	1,012,733	947,948
Grade 23 - Performing, under-collateralized credit	27,607	26,477	27,400	28,643	29,205
Grade 25 - Minimum acceptable credit	609,413	579,642	544,664	513,009	488,187
Grade 30 - Other asset especially mentioned	24,423	22,190	25,020	25,461	25,983
Grade 40 - Substandard	42,773	48,848	44,766	56,179	52,176
Grade 50 - Doubtful	-	2	-	4	1
Grade 60 - Loss	2	-	-	-	-
Total	$ 2,406,877	$ 2,290,649	$ 2,171,600	$ 1,999,420	$ 1,889,881

The following table presents the purchased, non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$ 9,602	$ 9,801	$ 10,123	$ 7,444	$ 7,394
Grade 15 - Good credit	51,168	50,906	53,220	23,640	29,727
Grade 20 - Satisfactory credit	336,990	348,034	362,304	206,480	208,686
Grade 23 - Performing, under-collateralized credit	12,029	10,612	10,537	10,024	6,578
Grade 25 - Minimum acceptable credit	294,829	290,272	300,411	337,386	361,155
Grade 30 - Other asset especially mentioned	30,693	26,458	34,779	22,323	25,747
Grade 40 - Substandard	36,211	31,381	36,887	35,743	34,889
Grade 50 - Doubtful	30	30	52	52	63
Grade 60 - Loss	2	-	-	-	-
Total	$ 771,554	$ 767,494	$ 808,313	$ 643,092	$ 674,239

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2015	2015	2015	2015	2014	2015	2014

AVERAGE BALANCES

Federal funds sold	$ 5,500	$ 5,500	$ 5,500	$ 5,500	$ 3,163	$ 5,500	$ 2,886
Interest bearing deposits in banks	291,303	199,057	201,765	158,286	69,772	214,120	70,829
Investment securities - taxable	730,608	772,252	600,176	485,922	461,800	650,708	435,960
Investment securities - nontaxable	69,711	72,549	70,653	71,229	72,072	71,035	61,834
Other investments	9,322	9,322	9,597	9,450	9,804	9,422	10,589
Mortgage loans held for sale	98,765	102,961	81,823	75,831	97,406	87,952	71,231
Loans	2,333,577	2,224,490	2,111,507	1,911,601	1,871,618	2,161,726	1,753,013
Purchased non-covered loans	752,508	788,351	654,397	650,331	659,472	712,022	557,708
Purchased non-covered loan pools	454,884	323,258	17,308	-	-	201,689	-
Covered loans	180,493	195,175	246,422	262,693	299,981	206,774	339,417
Total Earning Assets	$ 4,926,671	$ 4,692,915	$ 3,999,148	3,630,843	3,545,088	$ 4,320,948	$ 3,303,467

Noninterest bearing deposits	$ 1,324,999	$ 1,300,870	$ 1,088,249	$ 897,937	$ 850,879	$ 1,227,682	$ 751,874
NOW accounts	1,100,972	907,618	745,709	756,795	786,511	877,949	724,461
MMDA	1,212,087	1,219,736	981,143	857,346	840,397	1,074,349	805,601
Savings accounts	241,337	239,999	188,767	163,624	156,663	209,206	150,266
Retail CDs < $100,000	449,158	484,007	388,248	372,463	386,844	425,583	389,174
Retail CDs > $100,000	395,978	387,485	378,137	383,962	401,934	384,761	373,767
Brokered CDs	-	-	-	-	4,023	-	5,479
Total Deposits	4,724,531	4,539,715	3,770,253	3,432,127	3,427,251	4,199,530	3,200,622

FHLB advances	-	-	17,275	16,778	35,815	8,444	46,986
Other borrowings	39,000	39,000	41,930	43,871	46,508	40,931	39,850
Subordinated debentures	69,723	69,448	67,180	65,436	65,195	67,962	60,298
Federal funds purchased and securities sold
under agreements to repurchase	61,986	44,480	58,722	52,707	47,247	50,988	47,136
Total Non-Deposit Funding	170,709	152,928	185,107	178,792	194,765	168,325	194,270

Total Funding	$ 4,895,240	$ 4,692,643	$ 3,955,360	$ 3,610,919	$ 3,622,016	$ 4,367,855	$ 3,394,892

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2015	2015	2015	2015	2014	2015	2014

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$ 5	$ 19	$ 5	$ 4	$ 2	$ 33	$ 7
Interest bearing deposits in banks	262	227	177	124	66	790	237
Investment securities - taxable	4,540	4,694	3,747	3,153	3,114	16,134	12,086
Investment securities - nontaxable (TE)	618	648	624	633	652	2,523	2,195
Mortgage loans held for sale	1,040	970	764	692	947	3,466	2,593
Loans (TE)	27,901	27,258	25,629	22,418	23,294	103,206	87,727
Purchased non-covered loans	12,129	11,911	10,328	11,840	12,612	46,208	40,020
Purchased non-covered loan pools	3,335	2,997	149	-	-	6,481	-
Covered loans	3,556	3,192	3,385	3,995	4,704	14,128	21,355
Total Earning Assets	$ 53,386	$ 51,916	$ 44,808	$ 42,859	$ 45,391	$ 192,969	$ 166,220

Accretion Income (included above)	2,912	3,037	2,635	3,097	4,280	11,681	12,543

INTEREST EXPENSE
Non-interest bearing deposits	$ -	$ -	$ -	$ -	$ -	$ -	$ -
NOW accounts	463	304	318	376	414	1,461	1,317
MMDA	929	877	760	663	768	3,229	2,954
Savings accounts	42	42	37	37	45	158	164
Retail CDs < $100,000	594	607	488	513	553	2,202	2,116
Retail CDs > $100,000	659	691	662	691	746	2,703	2,761
Brokered CDs	-	-	-	-	34	0	177
Total Deposits	2,687	2,521	2,265	2,280	2,560	9,753	9,489

FHLB advances	-	-	16	15	26	31	140
Other borrowings	328	322	346	366	379	1,362	1,760
Subordinated debentures	924	914	866	832	887	3,536	3,127
Federal funds purchased and securities sold
under agreements to repurchase	44	39	48	43	41	174	164
Total Non-Deposit Funding	1,296	1,275	1,276	1,256	1,333	5,103	5,191

Total Funding	$ 3,983	$ 3,796	$ 3,541	$ 3,536	$ 3,893	$ 14,856	$ 14,680

Net Interest Income (TE)	$ 49,403	$ 48,120	$ 41,267	$ 39,323	$ 41,498	$ 178,113	$ 151,540

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2015	2015	2015	2015	2014	2015	2014
YIELDS (1)

Federal funds sold	0.36%	1.37%	0.36%	0.29%	0.25%	0.60%	0.24%
Interest bearing deposits in banks	0.36%	0.45%	0.35%	0.32%	0.38%	0.37%	0.33%
Investment securities - taxable	2.47%	2.41%	2.50%	2.63%	2.68%	2.48%	2.77%
Investment securities - nontaxable	3.52%	3.54%	3.54%	3.60%	3.59%	3.55%	3.55%
Mortgage loans held for sale	4.18%	3.74%	3.75%	3.70%	3.86%	3.94%	3.64%
Loans	4.74%	4.86%	4.87%	4.76%	4.94%	4.77%	5.00%
Purchased non-covered loans	6.39%	5.99%	6.33%	7.38%	7.59%	6.49%	7.18%
Purchased non-covered loan pools	2.91%	3.68%	3.45%	0.00%	0.00%	3.21%	0.00%
Covered loans	7.82%	6.49%	5.51%	6.17%	6.22%	6.83%	6.29%
Total Earning Assets	4.30%	4.39%	4.49%	4.79%	5.08%	4.47%	5.03%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.13%	0.17%	0.20%	0.21%	0.17%	0.18%
MMDA	0.30%	0.29%	0.31%	0.31%	0.36%	0.30%	0.37%
Savings accounts	0.07%	0.07%	0.08%	0.09%	0.11%	0.08%	0.11%
Retail CDs < $100,000	0.52%	0.50%	0.50%	0.56%	0.57%	0.52%	0.54%
Retail CDs > $100,000	0.66%	0.71%	0.70%	0.73%	0.74%	0.70%	0.74%
Brokered CDs	0.00%	0.00%	0.00%	0.00%	3.35%	0.00%	3.23%
Total Deposits	0.23%	0.22%	0.24%	0.27%	0.30%	0.23%	0.30%

FHLB advances	0.00%	0.00%	0.37%	0.36%	0.29%	0.37%	0.30%
Other borrowings	3.34%	3.28%	3.31%	3.38%	3.23%	3.33%	4.42%
Subordinated debentures	5.26%	5.22%	5.17%	5.16%	5.40%	5.20%	5.19%
Federal funds purchased and securities sold
under agreements to repurchase	0.28%	0.35%	0.33%	0.33%	0.34%	0.34%	0.35%
Total Non-Deposit Funding	3.01%	3.31%	2.76%	2.85%	2.72%	3.03%	2.67%

Total funding (3)	0.32%	0.32%	0.36%	0.40%	0.43%	0.34%	0.43%

Net interest spread	3.98%	4.07%	4.13%	4.39%	4.65%	4.13%	4.60%

Net interest margin	3.98%	4.07%	4.14%	4.39%	4.64%	4.12%	4.59%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Operating Net Income Reconciliation	2015	2015	2015	2015	2014	2015	2014

Net income available to common shareholders	$ 14,148	$ 15,627	$ 1,308	$ 9,764	$ 10,580	$ 40,847	$ 38,437

Merger and conversion charges	1,807	446	5,712	15	67	7,980	3,940
Non-recurring credit resolution related expenses	-	-	11,241	-	-	11,241	-
Other non-recurring adjustments	-	-	-	-	188	-	(682)
Tax effect of non-recurring charges	(632)	(156)	(5,934)	(5)	(89)	(6,727)	(1,140)
Plus: After tax non-recurring charges	1,175	290	11,019	10	(22)	12,494	2,800

Operating Net income	15,323	15,917	12,327	9,774	10,558	53,341	41,237

Operating net income per diluted share:	$ 0.47	$ 0.49	$ 0.38	$ 0.32	$ 0.39	$ 1.66	$ 1.57
Return on average assets	1.12%	1.21%	1.11%	0.97%	1.04%	1.11%	1.18%
Return on average common tangible equity	14.97%	16.23%	12.83%	10.40%	14.40%	13.66%	16.50%

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Net Interest Margin and Yields on Total Loans	2015	2015	2015	2015	2014	2015	2014
Excluding Accretion Reconciliation

Total Interest Income (TE)	$ 53,386	$ 51,916	$ 44,808	$ 42,859	$ 45,391	$ 192,969	$ 166,220
Accretion Income	2,912	3,037	2,635	3,097	4,280	11,681	12,543
Total Interest Income (TE) Excluding Accretion	$ 50,474	$ 48,879	$ 42,173	$ 39,762	$ 41,111	$ 181,288	$ 153,677

Total Interest Expense	$ 3,983	$ 3,796	$ 3,541	$ 3,536	$ 3,893	$ 14,856	$ 14,680
Net Interest Income (TE) Excluding Accretion	$ 46,491	$ 45,083	$ 38,632	$ 36,226	$ 37,218	$ 166,432	$ 138,997

Yield on Total Loans Excluding Accretion	4.92%	4.83%	4.86%	5.01%	5.05%	4.90%	5.11%

Net Interest Margin Excluding Accretion	3.74%	3.81%	3.87%	4.05%	4.17%	3.85%	4.21%

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Core Earnings Reconciliation	2015	2015	2015	2015	2014	2015	2014

Pre-tax operating profit/(loss)	$ 17,444	$ 22,995	$ 1,794	$ 14,511	$ 14,747	$ 56,744	$ 56,205
Plus: Credit Related Costs
Provision for loan losses	553	986	2,656	1,069	888	5,264	5,648
(Gains)/Losses on the sale of legacy OREO	535	36	436	110	(228)	1,117	(3)
(Gains)/Losses on the sale of covered OREO	610	56	194	20	344	880	527
Problem loan and OREO expense	1,078	991	10,632	3,031	5,175	15,732	12,984
Interest reversed (received) on non-accrual loans	58	17	413	156	(6)	644	405
Total Credit-Related Costs	2,834	2,086	14,331	4,386	6,173	23,637	19,561

Plus: Conversion charges	1,807	446	5,712	15	67	7,980	3,940
Less: Non-recurring gains
Gains on sales of securities	-	(115)	(10)	(12)	-	(137)	(138)
Gains on sales of bank premises	(267)	-	-	-	-	(267)	(616)
Other non-recurring adjustments	-	-	-	-	188	-	(682)

Pretax, Pre-provision earnings	$ 21,818	$ 25,412	$ 21,827	$ 18,900	$ 21,175	$ 87,957	$ 78,270

As percentage of average assets, annualized	1.59%	1.93%	1.96%	1.88%	2.09%	1.62%	1.95%

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Recurring Operating Expenses	2015	2015	2015	2015	2014	2015	2014

Total Operating Expenses	53,028	48,396	56,864	40,827	41,733	199,115	150,869
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(535)	(36)	(436)	(110)	228	(1,117)	3
Gains/(Losses) on the sale of covered OREO	(610)	(56)	(194)	(20)	(344)	(880)	(527)
Problem loan and OREO expense	(1,078)	(991)	(10,632)	(3,031)	(5,175)	(15,732)	(12,984)
Severance payments	-	-	-	-	(188)	-	(188)
Conversion expenses	(1,807)	(446)	(5,712)	(15)	(67)	(7,980)	(3,940)
Gains/(Losses) on the sale of premises	267	-	-	-	-	267	616
Other non-recurring adjustments	-	-	-	-	(188)	-	682

Recurring operating expenses	$ 49,265	$ 46,867	$ 39,890	$ 37,651	$ 35,999	$ 173,673	$ 134,531

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Segment Reporting	2015	2015	2015	2015	2014	2015	2014

Banking Division:
Net interest income	$ 44,088	$ 43,044	$ 36,806	$ 35,839	$ 38,045	$ 159,777	$ 140,460
Provision for loan losses	504	960	2,456	927	737	4,847	4,822
Noninterest income	12,739	13,470	9,262	8,780	8,595	44,251	32,337
Noninterest expense:
Salaries and employee benefits	19,225	17,921	15,675	15,362	14,196	68,183	55,101
Occupancy	5,356	5,444	4,376	4,144	4,319	19,320	16,097
Data Processing	5,759	4,998	3,913	4,011	3,901	18,681	14,436
Other expenses	13,853	11,379	24,048	10,356	12,320	59,636	39,175
Total noninterest expense	44,193	39,742	48,012	33,873	34,736	165,820	124,809
Income before income taxes	12,130	15,812	(4,400)	9,819	11,167	33,361	43,166
Income Tax	1,436	4,854	(1,682)	3,105	2,914	7,713	12,918
Net income	10,694	10,958	(2,718)	6,714	8,253	25,648	30,248
Preferred stock dividends	-	-	-	-	-	-	286
Net income available to common shareholders	$ 10,694	$ 10,958	$ (2,718)	$ 6,714	$ 8,253	$ 25,648	$ 29,962

Retail Mortgage Division:
Net interest income	$ 2,812	$ 2,485	$ 1,979	$ 1,545	$ 1,822	$ 8,821	$ 5,344
Provision for loan losses	49	26	200	142	151	417	826
Noninterest income	7,966	9,827	9,095	7,610	6,076	34,498	24,959
Noninterest expense:
Salaries and employee benefits	5,855	6,138	5,592	4,527	4,175	22,112	15,918
Occupancy	501	397	396	380	373	1,674	1,342
Data Processing	266	308	279	212	315	1,065	1,043
Other expenses	1,043	662	1,150	932	828	3,787	3,603
Total noninterest expense	7,665	7,505	7,417	6,051	5,691	28,638	21,906
Income before income taxes	3,064	4,781	3,457	2,962	2,056	14,264	7,571
Income Tax	1,072	1,673	1,210	1,037	720	4,992	2,650
Net income	1,992	3,108	2,247	1,925	1,336	9,272	4,921
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$ 1,992	$ 3,108	$ 2,247	$ 1,925	$ 1,336	$ 9,272	$ 4,921

Warehouse Lending:
Net interest income	$ 995	$ 1,128	$ 1,179	$ 835	$ 752	$ 4,137	$ 2,016
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	336	372	383	273	237	1,364	655
Noninterest expense:
Salaries and employee benefits	156	137	99	127	84	519	255
Occupancy	3	1	1	2	-	7	1
Data Processing	20	22	20	33	11	95	54
Other expenses	28	40	19	36	171	123	392
Total noninterest expense	207	200	139	198	266	744	702
Income before income taxes	1,124	1,300	1,423	910	723	4,757	1,969
Income Tax	393	455	498	319	253	1,665	689
Net income	731	845	925	592	470	3,092	1,280
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$ 731	$ 845	$ 925	$ 592	$ 470	$ 3,092	$ 1,280

SBA Division:
Net interest income	$ 723	$ 742	$ 724	$ 613	$ 387	$ 2,802	$ 2,066
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	1,366	1,309	1,886	912	1,454	5,473	4,885
Noninterest expense:
Salaries and employee benefits	736	738	1,099	616	861	3,189	2,604
Occupancy	57	73	36	28	25	194	81
Data Processing	1	1	2	4	2	8	18
Other expenses	169	137	159	57	152	522	749
Total noninterest expense	963	949	1,296	705	1,040	3,913	3,452
Income before income taxes	1,126	1,102	1,314	820	801	4,362	3,499
Income Tax	394	386	460	287	280	1,527	1,225
Net income	732	716	854	533	521	2,835	2,274
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$ 732	$ 716	$ 854	$ 533	$ 521	$ 2,835	$ 2,274

Total Consolidated:
Net interest income	$ 48,618	$ 47,399	$ 40,688	$ 38,832	$ 41,006	$ 175,537	$ 149,886
Provision for loan losses	553	986	2,656	1,069	888	5,264	5,648
Noninterest income	22,407	24,978	20,626	17,575	16,362	85,586	62,836
Noninterest expense:
Salaries and employee benefits	25,972	24,934	22,465	20,632	19,316	94,003	73,878
Occupancy	5,917	5,915	4,809	4,554	4,717	21,195	17,521
Data Processing	6,046	5,329	4,214	4,260	4,229	19,849	15,551
Other expenses	15,093	12,218	25,376	11,381	13,471	64,068	43,919
Total noninterest expense	53,028	48,396	56,864	40,827	41,733	199,115	150,869
Income before income taxes	17,444	22,995	1,794	14,511	14,747	56,744	56,205
Income Tax	3,296	7,368	486	4,747	4,167	15,897	17,482
Net income	14,148	15,627	1,308	9,764	10,580	40,847	38,723
Preferred stock dividends	-	-	-	-	-	-	286
Net income available to common shareholders	$ 14,148	$ 15,627	$ 1,308	$ 9,764	$ 10,580	$ 40,847	$ 38,437

Logo - http://photos.prnewswire.com/prnh/20051117/CLTH039LOGO

CONTACT: For more information contact: Dennis J. Zember Jr., Executive Vice President & CFO, (229) 890-1111